Exhibit 99.1
Ambac Reports First Quarter 2023 Results
NEW YORK, NY, May 9, 2023 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), a financial services holding company, today reported its results for the quarter ended March 31, 2023.
•Net loss of $(33) million or $(0.73) per diluted share and Adjusted net loss of $(14) million or $(0.30) per diluted share
•Specialty P&C Insurance ("Everspan") gross written premium of $52 million, up 116% from the first quarter of 2022
•Insurance Distribution ("Cirrata") premiums placed of $77 million, up 72% from the first quarter of 2022
•Book Value per share of $27.66 and Adjusted Book Value per share of $27.89 were largely in line with the prior quarter down 1% and 1%, respectively
Claude LeBlanc, President and Chief Executive Officer, stated, “Our Specialty P&C businesses kicked off 2023 with very strong performances. Everspan and Cirrata's total premium production grew by 87% over last year to $129 million in the quarter. Overall U.S. casualty insurance pricing is keeping up with loss cost trends in the lines we are writing and is supportive of strong growth in the program sector, which we expect will continue to provide a tailwind to our business this year."
LeBlanc continued, "During the quarter we progressed work with our advisers to evaluate all available options to maximize value from our legacy financial guarantee businesses as we continue to work with our U.S. regulator on a revised operating and capital framework. We look forward to updating the market on our progress later this year."

Ambac's First Quarter 2023 Summary Results
			B (W) Percent
($ in millions, except per share data)[1]	1Q2023	1Q2022
Gross written premium	$60.7	$30.3	101%
Net premiums earned	13.9	14.6	(5)%
Commission income	14.5	8.6	69%
Program fees	1.5	0.3	485%
Net investment income	34.1	5.0	582%
Pretax income (loss)	(28.8)	2.8	NA
Net income (loss) attributable to common stockholders	(33.4)	2.0	NA
Net income (loss) attributable to common stockholders per diluted share[2,3]	$(0.73)	$0.04	NA
EBITDA[2,4]	(5.1)	61.8	(108)%
Adjusted net income (loss) [2]	(13.8)	11.0	(225)%
Adjusted net income (loss) per diluted share [2,3]	$(0.30)	$0.23	(230)%
Weighted-average diluted shares outstanding (in millions)	45.6	47.4	4%

	March 31, 2023	December 31, 2022	B(W)
			Amount	Percent
Total Ambac Financial Group, Inc. stockholders' equity	$1,253.6	$1,252.3	$1.2	—%
Total Ambac Financial Group, Inc. stockholders' equity per share	$27.66	$27.85	$(0.19)	(1)%
Adjusted book value[1,2]	$1,264.2	$1,272.1	$(7.9)	(1)%
Adjusted book value per share [1,2]	$27.89	$28.29	$(0.40)	(1)%
(1) Some financial data in this press release may not add up due to rounding
(2) See Non-GAAP Financial Data section of this press release for further information
(3) Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value
(4) EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $0.9 and $0.6 for the three months ended March 31, 2023 and 2022, respectively.

Results of Operations by Segment
Specialty Property & Casualty Insurance Segment

	Three Months Ended
($ in millions)	2023	2022	% Change
Gross premiums written	$51.8	$24.0	116%
Net premiums written	$9.2	$4.9	87%
Net premiums earned	$7.0	$1.2	493%
Program fees earned	$1.5	$0.3	485%
Losses and loss expense	$4.7	$0.8	504%
Pretax income (loss)	$(0.8)	$(2.5)	69%
EBITDA	$(0.8)	$(2.5)	69%
•MGA programs partners increased to 15 from 14 in the fourth quarter of 2022 and 10 in first quarter of 2022.
•Gross premium written more than doubled in the first quarter of 2023 to $51.8 million compared to the prior year period as the size and number of program partners continues to expand.
•Net premiums earned in the first quarter of 2023 grew 493% to $7.0 million, over the first quarter of 2022, this expansion is a reflection of net premium written growth at Everspan over the last year.
•Losses and loss expense ratio for the first quarter of 2023 was 66.6% in-line with the 65.3% for the first quarter of 2022.
•Expense ratio of 63.1% for the first quarter of 2023 was down from 237.1% in the prior year period. Expenses continue to normalize as the business scales.
•Everspan's statutory surplus was $106.3 million at March 31, 2023.

Insurance Distribution Segment

	Three Months Ended March 31,
($ in millions)	2023	2022	% Change
Premiums placed	$77.3	$44.9	72%
Gross commissions	$14.5	$8.6	69%
Net commissions	$6.9	$4.1	69%
General and administrative expenses	$2.4	$1.3	82%
Pretax income	$3.6	$2.1	70%
EBITDA[1]	$4.5	$2.8	64%
Pretax income margin[2]	24.6%	24.5%	0.10 bps
EBITDA margin [3]	31.3%	32.2%	-0.90 bps
•Premium placed of $77.3 million grew 72% over the first quarter of 2022 driven by the inclusion of All Trans and Capacity Marine (which were acquired effective November 1, 2022) and growth at Xchange.
•Gross commission income, which is generated as a percentage of premium placed, grew 69% in the first quarter 2023 to $14.5 million from $8.6 million in the first quarter of 2022.
•General and administrative expenses of $2.4 million in the first quarter of 2023 compared to $1.3 million in the prior year period. The change between the periods is largely due to the acquisitions of All Trans and Capacity Marine and other growth related investments.

•EBITDA of $4.5 million for the quarter was up 105% over first quarter of 2022; EBITDA Margin of 31.3% for the quarter compared to 32.2% last year. The increase in EBITDA compared to the same period last year is attributable to the acquisition of All Trans and Capacity Marine in the fourth quarter of 2022, the EBU acquisition in May 2022 and organic growth at Xchange. The modest decrease in the EBITDA margin compared to the first quarter of 2022 related to acquisitions.
(1) EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $0.9 and $0.6 for the three months ended March 31, 2023 and 2022, respectively.
(2) Represents Pretax income divided by total revenues
(3) See Non-GAAP Financial Data section of this press release for further information

Legacy Financial Guarantee Insurance Segment

	Three Months Ended
($ in millions)	2023	2022	% Change
Normal Net Premiums Earned	$6.9	$9.5	(27)%
Accelerated Net Premiums Earned	$—	$3.9	(100)%
Net premiums earned	$6.9	$13.4	(49)%
Net investment income	$31.2	$4.5	(588)%
Losses and loss adjustment expenses	$13.0	$23.2	(44)%
Pretax income (loss)	$(32.1)	$6.5	(594)%
EBITDA[1]	$(9.3)	$64.8	(114)%
(1)See Non-GAAP Financial Data section of this press release for further information
•Net premiums earned of $6.9 million in the first quarter of 2023 decreased from $13.4 million in the prior year. This reduction is mainly on account of $3.2 million of Puerto Rico accelerations in 1Q22 and additional de-risking initiatives taken throughout the last year.
•Losses and loss adjustment expenses for the first quarter of 2023 were $13.0 million, compared to $23.2 million in the first quarter of 2022. This quarter's losses were driven by a $19.2 million negative impact from lower discount rates on RMBS reserves partially off-set by favorable development in the international portfolio of $9.7 million.
•General and administrative expenses for the first quarter of 2023 were $28.1 million compared to $20.7 million in the prior year period due to higher defensive legal expenses and the timing of the annual $4.0 million expense reimbursement paid to AFG. These expenses were somewhat off-set by lower compensation expenses related to incentive compensation and reduced headcount.
•Adversely Classified and Watch List Credits decreased 2.6% to $7.6 billion in first quarter of 2023, from December 31, 2022; excluding the impact of FX Adversely Classified and Watch List Credits decreased 3.0%.
•Net par outstanding ("NPO") declined 0.8% during the quarter to $22.4 billion from $22.6 billion at December 31, 2022; excluding the impact of FX, NPO decreased 1.5%.

Consolidated Financial Information
Specialty P&C Insurance Production
Specialty P&C Insurance production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment, totaled $129 million in the first quarter of 2023, an increase of 87% from the first quarter of 2022. Specialty P&C Insurance revenues are dependent on gross premiums written as specialty program insurance companies earn premiums based on the portion of gross premiums written retained (i.e. net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume as Managing General Agents/

Underwriters and brokers receive commissions based on the amount of premiums placed (i.e. gross premiums written on behalf of insurance carriers) with insurance carriers.

	Three Months Ended March 31,
($ in millions)	2023	2022	Change
Specialty Property & Casualty Insurance Gross Premiums Written	$51.8	$24.0	116%
Insurance Distribution Premiums Placed	77.3	44.9	72%
Specialty P&C Insurance Production	$129.1	$68.9	87%
Net Premiums Earned
During the first quarter of 2023, net premiums earned of $14 million declined 5% compared to the first quarter of 2022 where significant growth in the Specialty P&C businesses was off-set by the reduction in the Legacy FG business due to de-risking and natural run-off.
Net Investment Income
Net investment income for the first quarter of 2023 was $34 million compared to net investment income of $5 million for the first quarter of 2022.
The increase in net investment income in the first quarter of 2023 compared to the first quarter of 2022 was mostly attributable to a $12.3 million increase in income from alternative investments and a $7.2 million increase from higher yields on available-for-sale and short-term investments. In addition, the first quarter of 2022 included a $(9.3) million net realized loss from assets classified as trading (related to Puerto Rico recoveries) compared to a $0.5 million net realized gain in the first quarter of 2023.
Losses and Loss Expenses
Losses and loss expenses ("Incurred Losses") for the first quarter of 2023 were $18 million, compared to $24 million for the first quarter of 2022.
The first quarter of 2023 loss was driven primarily by the impact of lower discount rates that more than offset an incurred benefit in the international portfolio of the Legacy Financial Guarantee business. The net loss was not the result of any fundamental change in credit outlook for the underlying Legacy Financial Guarantee insured portfolio. Loss and loss expenses at Everspan increased from 1Q22 in-line with growth of net premiums earned.
Net Gains (Losses) on Derivative Contracts
Net losses on derivative contracts were $(4) million for the first quarter of 2023, compared to $57 million of gains for the first quarter of 2022. Results in both periods were driven by changes in interest rates, with rates declining this quarter compared to the significant increase in rates in the first quarter of 2022. The interest rate derivatives portfolio was positioned to benefit from rising interest rates as a partial economic hedge against interest rate exposure in AAC's insured and investment portfolios.
General and Administrative Expenses
General and administrative expenses for the first quarter 2023 were $36 million compared to $29 million in the first quarter of 2022. The increase was attributable to litigation related expenses at the Legacy Financial Guarantee business, expenses from the consolidation of All Trans and Capacity Marine, corporate development costs and growth in the P&C businesses.
AFG (holding company only) Assets
AFG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance, Insurance Distribution, and Legacy Financial Guarantee businesses, had net assets of $224 million as of March 31, 2023. Assets included cash and liquid securities of $179 million and other investments of $28 million.
Capital Activity
In January 2023, AAC repaid the remaining $146 million of outstanding Tier 2 Notes following the RMBS representation and warranty litigation settlement with Nomura.
On April 30, 2023, all of our remaining outstanding equity warrants which had a strike price of $16.67 expired unexercised.

Consolidated Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at March 31, 2023, was $1,254 million, or $27.66 per share compared to $1,252 million or $27.85 per share as of December 31, 2022. The change was primarily due to the net loss attributable to common shareholders of $33 million, off-set by net unrealized investment gains of $17.4 million and foreign exchange translation gains of $15.9 million.
Non-GAAP Financial Data
In addition to reporting the Company’s quarterly financial results in accordance with GAAP, the Company is reporting non-GAAP financial measures: EBITDA, Adjusted Net Income, Adjusted Book Value and EBITDA Margin. These amounts are derived from our consolidated financial information, but are not presented in our consolidated financial statements prepared in accordance with GAAP.
We present non-GAAP supplemental financial information because we believe such information is of interest to the investment community, and that it provides greater transparency and enhanced visibility into the underlying drivers and performance of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis and they are presented to improve the comparability of our results between periods by eliminating the impact of the items that may not be representative of our core operating performance. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Adjusted Net Income (Loss) — We define Adjusted Net Income (Loss) as net income (loss) attributable to common stockholders adjusted to reflect the following items: (i) net investment (gains) losses, including impairments; (ii) amortization of intangible assets; (iii) litigation costs, including attorneys fees and other expenses to defend litigation against the Company, excluding loss adjustment expenses; (iv) foreign exchange (gains) losses; (v) workforce change costs, which primarily include severance and other costs related to employee terminations; and (vi) net (gain) loss on extinguishment of debt. Adjusted Net Income is also adjusted for the effect of the above items on both income taxes and noncontrolling interests. The income tax effects are determined by applying the statutory tax rate in each jurisdiction that generate these adjustments. The noncontrolling interest adjustments relate to subsidiaries where Ambac does not own 100%
Adjusted net loss was $(13.8) million, or $(0.30) per diluted share, for the first quarter 2023 compared to Adjusted net income of $11.0 million, or $0.23 per diluted share, for the first quarter of 2022.
The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, adjusted net income (loss), for the three-month periods ended March 31, 2023 and 2022, respectively:

	Three Months Ended March 31,
	2023		2022
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Net income (loss) attributable to common shareholders	$(33.4)	$(0.73)	$2.0	$0.04
Adjustments:
Net investment (gains) losses, including impairments	4.4	0.10	(10.0)	(0.21)
Intangible amortization	6.9	0.15	14.3	0.30
Litigation costs	8.8	0.19	3.8	0.08
Foreign exchange (gains) losses	(0.3)	(0.01)	1.1	0.02
Workforce change costs	0.8	0.02	(0.1)	—
Net (gain) loss on extinguishment of debt	—	—	—	—
	(12.8)	(0.28)	11.0	0.23
Income tax effects	(0.8)	(0.02)	0.1	—
Net (gains) attributable to noncontrolling interests	(0.2)	—	(0.1)	—
Adjusted net income (loss)	$(13.8)	$(0.30)	$11.0	$0.23
Weighted-average diluted shares outstanding (in millions)		45.6		47.4
(1)Per Diluted share includes the impact of adjusting the Insurance Distribution segment related noncontrolling interest to current redemption value

EBITDA — We define EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization of intangible assets.
The following table reconciles net income (loss) attributable to common shareholders to the non-GAAP measure, EBITDA on a consolidation and segment basis.

	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Three Months Ended March 31, 2023
Net income (loss)	$(35.9)	$(0.8)	$3.5	$0.4	$(32.8)
Adjustments:
Interest expense	16.4	—	—	—	16.4
Income taxes	3.8	—	0.1	—	3.9
Depreciation	0.4	—	—	—	0.5
Amortization of intangible assets	5.9	—	1.0	—	6.9
EBITDA (2)	$(9.3)	$(0.8)	$4.5	$0.5	$(5.1)
Three Months Ended March 31, 2022
Net income (loss)	$6.2	$(2.5)	$2.1	$(3.4)	$2.4
Adjustments:
Interest expense	44.1	—	—	—	44.1
Income taxes	0.3	—	—	0.1	0.4
Depreciation	0.5	—	—	—	0.5
Amortization of intangible assets	13.7	—	0.7	—	14.3
EBITDA (2)	$64.8	$(2.5)	$2.8	$(3.2)	$61.8
(1)Net income (loss) is prior to the impact of noncontrolling interests.
(2)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $0.9 and $0.6 for the three months ended March 31, 2023 and 2022, respectively. These noncontrolling interests are primarily in the Insurance Distribution segment.
EBITDA margin — We define EBITDA margin as EBITDA divided by total revenues. We report EBITDA margin for the Insurance Distribution segment only.

Adjusted Book Value. Adjusted book value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:
•Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within adjusted book value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.
•Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR. This adjustment is only made for financial guarantee contracts since such premiums are non-refundable.
•Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”), net of income taxes.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this, tax planning strategies and other considerations, we utilized a 0% effective tax rate for non-GAAP operating adjustments to Adjusted Book.

Adjusted book value was $1,264 million, or $27.89 per share, at March 31, 2023, as compared to $1,272 million, or $28.29 per share, at December 31, 2022.
The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure adjusted book value as of each date presented:

	March 31, 2023		December 31, 2022
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFG Stockholders' Equity	$1,253.6	$27.66	$1,252.3	$27.85
Adjustments:
Insurance intangible asset	(261.5)	(5.77)	(265.7)	(5.91)
Net unearned premiums and fees in excess of expected losses	218.2	4.81	214.1	4.76
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	54.0	1.19	71.4	1.59
Adjusted book value	$1,264.2	$27.89	$1,272.1	$28.29
Shares outstanding (in millions)		45.3		45.0
Earnings Call and Webcast
On May 10, 2023 at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's first quarter 2023 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/events/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through May 24, 2023, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13737443
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is a financial services holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac also has a legacy financial guaranty business in run off. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
Contact
Charles J. Sebaski
Managing Director, Investor Relations
(212) 208-3222
csebaski@ambac.com
Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation (“AAC”) and its subsidiaries or from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (3) inadequacy of reserves established for losses and loss expenses and the possibility that changes in loss reserves may result in further volatility of earnings or financial results; (4) potential for rehabilitation proceedings or other regulatory intervention or restrictions against AAC; (5) credit risk throughout Ambac’s business, including but not limited to credit risk related to insured residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including risks associated with Chapter 9 and other restructuring proceedings), issuers of securities in our investment portfolios, and exposures to reinsurers; (6) our inability to effectively reduce insured financial guarantee exposures or achieve recoveries or investment objectives; (7) our inability to generate the significant amount of cash needed to service our debt and financial obligations, and our inability to refinance our indebtedness; (8) Ambac’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (9) Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (10) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business; (11) failure of specialty insurance program partners to properly market, underwrite or administer policies; (12) inability to obtain reinsurance coverage on expected terms; (13) loss of key relationships for production of business in specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (14) the impact of catastrophic public health, environmental or natural events, or global or regional conflicts, on significant portions of our insured portfolio; (15) credit risks related to large single risks, risk concentrations and correlated risks; (16) risks associated with adverse selection as Ambac’s financial guarantee insurance portfolio runs off; (17) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (18) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (19) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce financial guarantee risks in its insured portfolio; (20) disagreements or disputes with Ambac's insurance regulators; (21) loss of control rights in transactions for which we provide financial guarantee insurance; (22) inability to realize expected recoveries of financial guarantee losses; (23) risks attendant to the change in composition of securities in the Ambac’s investment portfolio; (24) adverse impacts from changes in prevailing interest rates; (25) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisitions; (26) risks associated with the expected discontinuance of the London Inter-Bank Offered Rate; (27) factors that may negatively influence the amount of installment premiums paid to Ambac; (28) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith; (29) the Company’s ability to adapt to the rapid pace of regulatory change; (30) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (31) system security risks, data protection breaches and cyber attacks; (32) regulatory oversight of Ambac Assurance UK Limited (“Ambac UK”) and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize; (33) failures in services or products provided by third parties; (34) political developments that disrupt the economies where the Company has insured exposures; (35) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (36) fluctuations in foreign currency exchange rates; (37) failure to realize our business expansion plans or failure of such plans to create value; (38) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (39) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (40) disintermediation within the insurance industry or greater competition from technology-based insurance solutions; (41) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; and (42) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended
	March 31,
($ in millions, except share data)	2023	2022
Revenues:
Net premiums earned	$14	$15
Commission income	14	9
Program fees	1	—
Net investment income	34	5
Net investment gains (losses), including impairments	(4)	10
Net gains (losses) on derivative contracts	(4)	57
Income (loss) on variable interest entities	(1)	22
Other income	3	2
Total revenues and other income	58	119
Expenses:
Losses and loss adjustment expenses	18	24
Amortization of deferred acquisition costs, net	1	—
Commission expense	8	5
General and administrative expenses	36	29
Intangible amortization	7	14
Interest expense	16	44
Total expenses	86	116
Pretax income (loss)	(29)	3
Provision for income taxes	4	—
Net income (loss)	(33)	2
Less: net (gain) loss attributable to noncontrolling interest	(1)	—
Net income (loss) attributable to common stockholders	$(33)	$2

Net income (loss) per basic share	$(0.73)	$0.04
Net income (loss) per diluted share	$(0.73)	$0.04

Weighted-average number of common shares outstanding:
Basic	45,564,276	46,731,459
Diluted	45,564,276	47,359,731

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in millions, except share data)	March 31, 2023	December 31, 2022
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $1,554 and $1,469)	$1,494	$1,395
Fixed maturity securities - trading	29	59
Short-term investments, at fair value (amortized cost: $367 and $507)	367	507
Short-term investments pledged as collateral, at fair value (amortized cost: $61 and $64)	61	64
Other investments (includes $545 and $556 at fair value)	557	568
Total investments (net of allowance for credit losses of $1 and $181)	2,509	2,593
Cash and cash equivalents (including $10 and $14 of restricted cash)	48	44
Premium receivables (net of allowance for credit losses of $5 and $5)	272	269
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $0 and $0)	130	115
Deferred ceded premium	135	124
Deferred acquisition costs	4	3
Subrogation recoverable	146	271
Derivative assets	31	27
Intangible assets	321	326
Goodwill	61	61
Other assets	85	84
Variable interest entity assets:
Fixed maturity securities, at fair value	2,119	1,967
Restricted cash	256	17
Loans, at fair value	1,856	1,829
Derivative and other assets	244	241
Total assets	$8,219	$7,973
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$389	$372
Loss and loss adjustment expense reserves	851	805
Ceded premiums payable	38	39
Deferred program fees and reinsurance commissions	6	5
Long-term debt	497	639
Accrued interest payable	438	427
Derivative liabilities	44	38
Other liabilities	141	163
Variable interest entity liabilities:
Long-term debt (includes $2,869 and $2,788 at fair value)	3,060	3,107
Derivative liabilities	1,174	1,048
Other liabilities	255	5
Total liabilities	6,892	6,647
Redeemable noncontrolling interest	20	20
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized shares; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued shares: 46,659,019 and 46,658,990	—	—
Additional paid-in capital	278	274
Accumulated other comprehensive income (loss)	(217)	(253)
Retained earnings	1,206	1,245
Treasury stock, shares at cost: 1,337,274 and 1,685,233	(14)	(15)
Total Ambac Financial Group, Inc. stockholders’ equity	1,254	1,252
Nonredeemable noncontrolling interest	53	53
Total stockholders’ equity	1,307	1,305
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$8,219	$7,973

The following table presents segment financial results and includes the non-GAAP measure, EBITDA on a segment and consolidated basis.

($ in millions)	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Three Months Ended March 31, 2023
Gross premiums written	$8.9	$51.8			$60.7
Net premiums written	8.8	9.2			18.0
Revenues:
Net premiums earned	6.9	7.0			13.9
Fees and commission income		1.5	$14.5		16.0
Net investment income	31.2	0.8		$2.1	34.1
Net investment gains (losses), including impairments	(4.5)	—		0.1	(4.4)
Net gains (losses) on derivative contracts	(3.4)			(0.2)	(3.6)
Net realized gains on extinguishment of debt	—				—
Other income	1.6	—	—	—	1.7
Litigation recoveries	—				—
Total revenues and other income	31.8	9.2	14.5	2.0	57.5
Expenses:
Losses and loss adjustment expenses	13.0	4.7			17.7
Commission expense			7.6		7.6
Amortization of deferred acquisition costs, net	—	1.4			1.4
General and administrative expenses	28.1	4.0	2.4	1.5	36.0
Total expenses	41.1	10.0	10.0	1.5	62.6
EBITDA	(9.3)	(0.8)	4.5	0.5	(5.1)
Add: Interest expense	16.4		—		16.4
Add: Depreciation expense	0.4	—	—	—	0.5
Add: Intangible amortization	5.9		1.0		6.9
Pretax income (loss)	(32.1)	(0.8)	3.6	0.4	(28.8)
Income tax expense (benefit)	3.8	—	0.1	—	3.9
Net income (loss)	$(35.9)	$(0.8)	$3.5	$0.4	$(32.8)

Three Months Ended March 31, 2022
Gross premiums written	$6.3	$24.0			$30.3
Net premiums written	6.9	4.9			11.8
Revenues:
Net premiums earned	13.4	1.2			14.6
Program Fees and commission income		0.3	$8.6		8.9
Net investment income	4.5	0.3		$0.2	5.0
Net investment gains (losses), including impairments	10.1	—		—	10.0
Net gains (losses) on derivative contracts	57.1				57.1
Other income	23.7	—	—	—	23.7
Total revenues and other income	108.8	1.7	8.6	0.2	119.2
Expenses:
Losses and loss adjustment expenses	23.2	0.8			24.0
Amortization of deferred acquisition costs, net	—	0.2			0.2
Commission expense			4.5		4.5
General and administrative expenses	20.7	3.2	1.3	3.4	28.7
Total expenses	44.0	4.2	5.8	3.4	57.4
EBITDA	64.8	(2.5)	2.8	(3.2)	61.8
Add: Interest expense	44.1				44.1
Add: Depreciation expense	0.5	—	—	—	0.5
Add: Intangible amortization	13.7	—	0.7		14.3
Pretax income (loss)	6.5	(2.5)	2.1	(3.3)	2.8
Income tax expense (benefit)	0.3	—	—	0.1	0.4
Net income (loss)	$6.2	$(2.5)	$2.1	$(3.4)	$2.4